UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2021

EXTENDED STAY AMERICA, INC.
  (Exact name of Registrant as Specified in its Charter)

Delaware	001-36190	46-3140312
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11525 N. Community House Road, Suite 100
Charlotte, North Carolina  28277
(Address of Principal Executive Offices, Zip Code)

(980) 345-1600
(Registrant’s Telephone Number, Including Area Code)

ESH HOSPITALITY, INC.
  (Exact name of Registrant as Specified in its Charter)

Delaware	001-36191	27-3559821
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11525 N. Community House Road, Suite 100
Charlotte, North Carolina  28277
(Address of Principal Executive Offices, Zip Code)

(980) 345-1600
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share, of Extended Stay America, Inc. and Class B Common Stock, par value $0.01 per share, of ESH Hospitality, Inc., which are attached and trade together as a Paired Share.
	STAY	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The Agreement and Plan of Merger

On March 14, 2021, Extended Stay America, Inc. (the “Company”), and its paired share Real Estate Investment Trust, ESH Hospitality, Inc. (“Hospitality” and together with the Company, the “Paired Entities”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eagle Parent Holdings L.P., a Delaware limited partnership (“Parent”), Eagle Merger Sub 1 Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“MergerCo 1”), and Eagle Merger Sub 2 Corporation, a Delaware corporation and wholly owned subsidiary of MergerCo 1 (“MergerCo 2”).  Parent, MergerCo 1 and MergerCo 2 are directly or indirectly owned 50% by Blackstone Real Estate Partners IX, L.P. (“Blackstone”), which is an affiliate of The Blackstone Group Inc. and 50% by SAR Public Holdings, L.L.C. and its affiliate, Starwood Distressed Opportunity Fund XII Global, L.P. (“Starwood”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, MergerCo 1 will merge with and into the Company (the “Company Merger”), and MergerCo 2 will merge with and into Hospitality (the “Hospitality Merger” and, together with the Company Merger, the “Mergers”).  Upon completion of the Mergers, the Company will survive and become a wholly owned subsidiary of Parent and Hospitality will survive and become a wholly owned subsidiary of the Company.  The Mergers and the other transactions contemplated by the Merger Agreement were unanimously approved by the Company’s board of directors (the “Company Board”) and also approved by Hospitality’s board of directors (the “Hospitality Board”).

Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the Mergers (the “Effective Time”) each then issued and outstanding paired share of the Paired Entities (each a “Paired Share”) (consisting of a share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) paired with a share of class B common stock, par value $0.01 per share, of Hospitality (the “Hospitality Class B Common Stock”), other than Paired Shares then held by Parent, Paired Entities or any of their subsidiaries, will be converted into a right to receive (1) $19.50 in cash, plus (2) if the Mergers are consummated after July 27, 2021 (or, earlier, under certain circumstances), a per diem amount of $0.001 for each day from and after such date until, but not including, the closing date (such sum, the “Merger Consideration”), without interest thereon.

Under the terms of the Merger Agreement, at the request of Parent, immediately prior to the Effective Time, the Company will pay a special divided (“Special Dividend”) of up to $1.75 per share in respect of each share of Company Common Stock included in each Paired Share.  The Merger Consideration will be reduced by the amount of such Special Dividend.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Paired Entities to, in all material respects, use commercially reasonable efforts to carry on its business in the ordinary course of business consistent with past practice, subject to certain exceptions, during the period between the execution of the Merger Agreement and the consummation of the Mergers. The obligations of the parties to consummate the Mergers are not subject to any financing condition or the receipt of any financing by Parent, MergerCo 1 or MergerCo 2. Under the terms of the Merger Agreement, except for the Special Dividend and the payment of the dividends declared by the Paired Entities on February 25, 2021, the Paired Companies may not declare or pay dividends to the holders of Paired Shares during the period between the execution of the Merger Agreement and the consummation of the Mergers (other than any dividend required to be paid by Hospitality to maintain its status as a Real Estate Investment Trust for federal income tax purposes, with the Merger Consideration subject to reduction by the amount of any such dividend).

The consummation of the Mergers is subject to certain customary closing conditions, including, among others, approval and adoption of the Merger Agreement and the Mergers and the other transactions contemplated by the Merger Agreement by (1) the affirmative vote of the holders of a majority of all outstanding shares of Company Common Stock entitled to vote on the matter (the “Requisite Company Vote”) and (2) the affirmative vote of the holders of a majority of all outstanding shares of Hospitality Class B Common Stock and shares of class A common stock, par value $0.01 per share, of Hospitality (the “Hospitality Class A Common Stock”) entitled to vote on the matter, voting together as a single class (the “Requisite Hospitality Vote”, and together with the Requisite Company Vote, the “Requisite Vote”).  The Merger Agreement requires the Company and Hospitality to each to convene special meetings of their respective stockholders for purposes of obtaining the Requisite Company Vote and the Requisite Hospitality Vote, respectively. SAR Public Holdings, L.L.C., which beneficially owns approximately 9.4% of the outstanding Paired Shares, has executed a Support Agreement with Parent pursuant to which such affiliate agreed to vote its Paired Shares in favor of the Requisite Vote.  Pursuant to the Merger Agreement, the Company has agreed to vote all of the shares of Hospitality Class A Common Stock owned by it in favor of the Requisite Hospitality Vote.  Those shares of Hospitality Class A Common Stock alone represent sufficient votes to ensure the Requisite Hospitality Vote is obtained.

The Paired Entities have agreed not to solicit or enter into an agreement regarding an Acquisition Proposal (as defined in the Merger Agreement), and, subject to certain exceptions, are not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party, in connection with, any Acquisition Proposal (as defined in the Merger Agreement).  However, the Paired Entities may, prior to obtaining the Requisite Vote, engage in discussions or negotiations and provide non-public information to a third party which has made an unsolicited written bona fide Acquisition Proposal if the Company Board and the Hospitality Board determine in good faith, after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement).

Prior to obtaining the Requisite Vote, the Company Board and Hospitality Board may, in certain circumstances, effect a Change of Recommendation (as defined in the Merger Agreement), subject to complying with specified notice and other conditions set forth in the Merger Agreement.

The Merger Agreement may be terminated under certain circumstances by the Paired Entities, including prior to obtaining the Requisite Vote and after following certain procedures and adhering to certain restrictions, if the Company Board and the Hospitality Board authorize the Paired Entities to enter into a definitive agreement providing for the implementation of a Superior Proposal.  In addition, Parent may terminate the Merger Agreement under certain circumstances.

Upon a termination of the Merger Agreement, under certain circumstances, the Paired Entities will be required to pay a termination fee to Parent of $105 million, except that the termination fee will be $61.25 million if (1) a third party submits a Qualified Proposal (as defined in the Merger Agreement) prior to April 14, 2021, (2) prior to April 28, 2021, the Paired Entities provide notice to Parent of their intention to terminate the Merger Agreement to enter into a definitive agreement providing for the implementation of such Qualified Proposal, and (3) the Company terminates the Merger Agreement in order to enter into a definitive agreement with such third party providing for the implementation of a Superior Proposal within a specified time.

Upon termination of the Merger Agreement in certain other circumstances, Parent will be required to pay the Company a termination fee of $300 million.  Blackstone Real Estate Partners IX L.P. and Starwood Distressed Opportunity Fund XII Global, L.P. have each guaranteed certain payment obligations of Parent under the Merger Agreement up to $150 million (plus certain other payment amounts).

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide stockholders of the Paired Entities with information regarding its terms. It is not intended to provide any other factual or financial information about the Paired Entities, Parent or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders of the Paired Entities should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Hospitality, Parent, MergerCo 1, MergerCo 2 or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Paired Entities’ public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Hospitality, Parent, MergerCo 1 and MergerCo 2 and their respective affiliates and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the joint proxy statement that the Paired Entities will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Paired Entities will make with the Securities and Exchange Commission (“SEC”).

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Merger Agreement, the Paired Entities and one of the subsidiaries of the Company entered into letter agreements (each a “Letter Agreement”) with certain executives, including David Clarkson, Christopher Dekle, Bruce N. Haase, Kevin Henry and Howard J. Weissman (together, the “Recipients”). Each Letter Agreement provides that if it is determined that a Recipient will become entitled to payments and benefits in connection with and contingent upon the transactions contemplated by the Merger Agreement (the “Total Payments”) that are deemed “parachute payments” under Sections 280G and 4999 of the Internal Revenue Code, as amended (the “Code”), such Recipient will be entitled to receive a gross-up payment in an amount such that, after payment by the Recipient of all applicable taxes on the gross-up payment (including any excise tax that could be imposed under Section 4999 of the Code (the “Excise Tax”)), the Recipient will retain an amount of the gross-up payment equal to the Excise Tax imposed upon the Total Payments.

As consideration for the tax gross-up payment, each Recipient has agreed that the consummation of the Mergers and the other transactions contemplated by the Merger Agreement, and any changes or modifications to such Recipient’s authority, duties, and/or responsibilities which arise solely as a result of the Company ceasing to be a publicly-held company or becoming a subsidiary of Parent in connection with the consummation of the transactions contemplated by the Merger Agreement, will not, in and of itself, constitute a material diminution in the Recipient’s authority, duties, or responsibilities (and, therefore, will not constitute “Good Reason”) under the Company’s Executive Severance Plan.

The foregoing description of the form of Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Letter Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the proposed acquisition of the Paired Entities by a joint venture of Blackstone and Starwood.  In connection with the proposed Mergers, the Paired Entities will file with the SEC and furnish to their stockholders a joint proxy statement and other relevant documents. STOCKHOLDERS OF THE PAIRED ENTITIES  ARE ADVISED TO READ THE JOINT PROXY STATEMENT WHEN IT BECOMES AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the joint proxy statement (when it becomes available) and other relevant documents filed by the Paired Entities with the SEC at the SEC’s Web site at http://www.sec.gov.  The joint proxy statement and such other documents once filed with the SEC may also be obtained for free from the Investor Relations section of the Companies’ web site (https://www.aboutstay.com/investor-relations) or by directing a request to the Paired Entities at ir@esa.com.  Copies of documents filed by the Paired Entities with the SEC may also be obtained for free at the SEC’s Web site at http://www.sec.gov.

Participants in Solicitation

The Paired Entities and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Paired Entities  in connection with the proposed transaction. Information about the Paired Entities’ executive officers and directors is set forth in their Annual Report on Form 10-K, which was filed by each of the Paired Entities with the SEC on February 25, 2021, and the joint proxy statement for the 2020 annual meetings of the stockholders of the Paired Entities, which was filed with the SEC on April 23, 2020. Investors may obtain more detailed information regarding the direct and indirect interests of Paired Entities and their respective executive officers and directors in the acquisition by reading this Current Report on Form 8-Kin connection with the announcement of the proposed transaction and in the preliminary and definitive joint proxy statement regarding the proposed transaction when they are filed with the SEC.  When available, stockholders may obtain free copies of these documents as described in the preceding paragraph.

Item 8.01.	Other Events.

On March 15, 2021, the Paired Entities issued (1) a press release announcing the execution of the Merger Agreement and (2) a communication to employees.  The full texts of the press release and the employee communication are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

In light of the proposed Mergers and the special meetings of stockholders of the Paired Entities to be held for stockholders to consider the proposed Mergers, the Paired Entitles do not intend to hold their respective 2021 Annual Meetings on May 26, 2021, the date previously announced for those annual meetings.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of March 14, 2021, by and among Eagle Parent Holdings L.P., Eagle Merger Sub 1 Corporation, Eagle Merger Sub 2 Corporation, Extended Stay America, Inc. and ESH Hospitality, Inc.*

10.1	Form of Letter Agreement

99.1	Press Release issued March 15, 2021

99.2	Employee Communication issued March 15, 2021

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

 INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of March 14, 2021, by and among Eagle Parent Holdings L.P., Eagle Merger Sub 1 Corporation, Eagle Merger Sub 2 Corporation, Extended Stay America, Inc. and ESH Hospitality, Inc.*

10.1	Form of Letter Agreement

99.1	Press Release issued March 15, 2021

99.2	Employee Communication issued March 15, 2021

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.

	By:	/s/ Christopher N. Dekle
		Name:	Christopher N. Dekle
		Title:	General Counsel and Corporate Secretary
Date: March 15, 2021

ESH HOSPITALITY, INC.

	By:	/s/ Christopher N. Dekle
		Name:	Christopher N. Dekle
		Title:	General Counsel and Corporate Secretary
Date: March 15, 2021